CSW Energy, Inc./CSW International, Inc.
                                    Non-recourse Indebtedness
                                       September 30, 2000
                                           (thousands)


                   Initial                           Inflation
        Type        Term       Rate      Maturity   Adjustment  Amount
---------------- ----------- ---------  ---------- ----------- --------------

Eurobond          10 years     8.500%      2005       None     Pounds  100,000
Eurobond          10 years     8.875%      2006       None     Pounds  100,000
Yankee Bond        5 years     7.980%      2001       None     Pounds  129,116
Yankee Bond       10 years     8.750%      2006       None     Pounds  129,116
Fixed Rate Loan    7 years     8.250%      2003       None     Pounds  400,000
Loan Notes         7 years     4.260%      2002       None     Pounds   11,730
Revolver           5 years     5.810%      2001       None     Pounds  119,500
Senior Notes       5 years     6.875%      2001       None      $      200,000